UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

UR-ENERGY INC.
(Exact name of registrant as specified in its charter)

Canada	001-33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200
Littleton, Colorado	80127
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock	URG (NYSE American): URE (TSX)	NYSE American; TSX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01
Entry Into a Material Definitive Agreement.

On June 7, 2021, Ur-Energy Inc. (the “Company”) amended and restated the At Market Issuance Sales Agreement (the “Sales Agreement”), dated May 29, 2020, between the Company and B. Riley Securities, Inc. (formerly known as B. Riley FBR, Inc.) (“B. Riley Securities”) to include Cantor Fitzgerald & Co. (“Cantor” and together with B. Riley Securities, the “Agents”) as a co-agent for the Company’s at-the-market program (the “ATM Program”). Other than the inclusion of Cantor as an additional Agent, there were no substantive changes to the Sales Agreement compared to the original May 29, 2020 agreement.

The Company has no obligation to sell any shares under the Sales Agreement, and the Company or the Agents may suspend the offering of shares under the Sales Agreement upon notice to the other and subject to other conditions. The Company has agreed in the Sales Agreement to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act.

The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-238324), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 27, 2020. The Company filed a prospectus supplement, on June 8, 2021, with the SEC in connection with the ATM Program. The Company has increased the size of the ATM Program and may now offer and sell common shares having a maximum aggregate sales price of up to $50,000,000 from time to time through or to the Agents, as sales agent or principal, in addition to the amounts previously sold.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the Sales Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Sales Agreement were made solely for purposes of the ATM Program and as of specific dates, were solely for the benefit of the parties to the Sales Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders.  Security holders are not third-party beneficiaries under the Sales Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Sales Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The legal opinion of Fasken Martineau DuMoulin LLP relating to the common shares being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description
1.1	Amended and Restated At Market Issuance Sales Agreement, dated as of June 7, 2021, by and among Ur-Energy Inc., B. Riley Securities, Inc. and Cantor Fitzgerald & Co.
5.1	Opinion of Fasken Martineau DuMoulin LLP.
23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ur-Energy Inc.

Date: June 9, 2021	By:	/s/ Penne A. Goplerud
Name: Penne A. Goplerud
Title: Corporate Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1	Amended and Restated At Market Issuance Sales Agreement, dated as of June 7, 2021, by and among Ur-Energy Inc., B. Riley Securities, Inc. and Cantor Fitzgerald & Co.
5.1	Opinion of Fasken Martineau DuMoulin LLP.
23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1).